                                                                     Exhibit 4.3

                            DATAMETRICS CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT


  THIS AGREEMENT, dated ____________, 19__, is made by and between Datametrics Corporation, a Delaware corporation hereinafter referred to as "Company," and ____________________, an employee of the Company or a Parent Corporation or Subsidiary of the Company, hereinafter referred to as "Employee":

  WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its $.01 par value Common Stock; and

  WHEREAS, the Company wishes to carry out the 1995 STOCK OPTION PLAN (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

  WHEREAS, the Committee, appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Incentive Stock Option provided for herein to the Employee as an inducement to enter into or remain in the service of the Company, its Parent Corporations or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

  Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

SECTION 1.1 BOARD
- ----------- -----

            "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 CODE
- ----------- ----

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 COMMITTEE
- ----------- ---------

            "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in the Plan.

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

SECTION 1.4 COMPANY
- ----------- -------

            "Company" shall mean Datametrics Corporation, a Delaware corporation. In addition, "Company" shall mean any corporation assuming, or issuing a new incentive stock option in substitution for, the Option in a transaction to which Section 424(a) of the Code applies.

SECTION 1.5 DIRECTOR
- ----------- --------

            "Director" shall mean a member of the Board.

SECTION 1.6 EXCHANGE ACT
- ----------- ------------

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.7 OFFICER
- ----------- -------

            "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.8 OPTION
- ----------- ------

            "Option" shall mean an option to purchase Common Stock of the Company granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.9 PARENT CORPORATION
- ----------- ------------------

            "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

SECTION 1.10  PLAN
- ------------  ----

              "Plan" shall mean the 1995 Stock Option Plan of Datametrics Corporation.

SECTION 1.11  RULE 16b-3
- ------------  ----------

              "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.12  SECRETARY
- ------------  ---------

              "Secretary" shall mean the Secretary of the Company.

SECTION 1.13  SECURITIES ACT
- ------------  --------------

              "Securities Act" shall mean the Securities Act of 1933, as amended.

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

SECTION 1.14  SUBSIDIARY
- ------------  ----------

              "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

SECTION 1.15  TERMINATION OF RELATIONSHIP
- ------------  ---------------------------

              "Termination of Relationship" shall mean the time when the employee-employer relationship or other business relationship between the Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Relationship, including, but not by way of limitation, the question of whether a Termination of Relationship resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Relationship; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Relationship if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.


                                   ARTICLE II

                                GRANT OF OPTION
                                ---------------

SECTION 2.1 GRANT OF OPTION
- ----------- ---------------

            In consideration of the Employee's agreement to remain in the employ of the Company, its Parent Corporations or its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Employee the option to purchase any part or all of an aggregate of ________ shares of its $.01 par value Common Stock upon the terms and conditions set forth in this Agreement.

SECTION 2.2 PURCHASE PRICE
- ----------- --------------

            The purchase price of the shares of stock covered by the Option shall be $_____ per share without commission or other charge.

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

SECTION 2.3 CONSIDERATION TO COMPANY
- ----------- ------------------------

            In consideration of the granting of this Option by the Company, the Employee agrees to render faithful and efficient services to the Company, a Parent Corporation or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

SECTION 2.4 ADJUSTMENTS IN OPTION
- ----------- ---------------------

            In the event that the outstanding shares of the stock subject to the Option are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Employee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the Option price per share; provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon the Employee, the Company and all other interested persons.


                                  ARTICLE III

                            PERIOD OF EXERCISABILITY
                            ------------------------

SECTION 3.1 COMMENCEMENT OF EXERCISABILITY
- ----------- ------------------------------

            (a) Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

            (b) Subject to the provisions of Sections 3.5 and 5.6, the Option shall become exercisable in sixteen (16) cumulative quarterly installments of one-sixteenth (1/16th) of the shares covered by the Option, the first such installment to become exercisable one year after the date the Option is granted and one additional installment to become exercisable every three months thereafter.

            (c) No portion of the Option which is unexercisable at Termination of Relationship shall thereafter become exercisable.

            (d) Notwithstanding any other provision of this Plan, in the case of an Incentive Stock Option, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the shares of the Company's stock with respect to which "incentive stock options" (within the meaning of Section

                                    4 of 11
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422 of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) shall not exceed $100,000.

SECTION 3.2 DURATION OF EXERCISABILITY
- ----------- --------------------------

            The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

SECTION 3.3 EXPIRATION OF OPTION
- ----------- --------------------

            The Option may not be exercised to any extent by anyone after the first to occur of the following events:

            (a) The expiration of five (5) years from the date the Option was granted; or

            (b) The time of the Employee's Termination of Relationship unless such Termination of Relationship results from his death, his retirement, his disability (within the meaning of Section 22(e)(3) of the Code) or his being discharged not for good cause; or

            (c) The expiration of three (3) months from the date of the Employee's Termination of Relationship by reason of his retirement or his being discharged not for good cause, unless the Employee dies within said three-month period; or

            (d) The expiration of one (1) year from the date of the Employee's Termination of Relationship by reason of his disability (within the meaning of Section 22(e)(3) of the Code); or

            (e) The expiration of one (1) year from the date of the Employee's death; or

            (f) The effective date of either the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten (10) days prior to the effective date of such merger, consolidation, acquisition, liquidation or dissolution, the Committee shall give the Employee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this
Section 3.3.

SECTION 3.4 ACCELERATION OF EXERCISABILITY
- ----------- ------------------------------

            In the event of the merger or consolidation of the Company with or into another corporation, or the acquisition by another corporation or person of all or substantially all of the Company's assets or eighty percent (80%) or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, the Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide by resolution, adopted prior to such event and incorporated in the notice referred to in
Section 3.3(f), that at some time prior to the effective date of such event this Option shall be exercisable as

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to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable under Section 3.1(a); provided, however, that this acceleration of exercisability shall not take place if:

            (a) This Option becomes unexercisable under Section 3.3 prior to said effective date; or

            (b) In connection with such an event, provision is made for an assumption of this Option or a substitution therefor of a new option by an employer corporation, or a parent or subsidiary of such corporation, so that such assumption or substitution complies with the provisions of Section 424(a) of the Code; and provided, further, that nothing in this Section 3.4 shall make this Option exercisable if it is otherwise unexercisable by reason of Section
3.5 or Section 5.6.

            The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with such acceleration of exercisability, including, but not by way of limitation, provisions to ensure that any such acceleration and resulting exercise shall be conditioned upon the consummation of the contemplated corporate transaction, and determinations regarding whether provisions for assumption or substitution have been made as defined in subsection (b) above.

SECTION 3.5 LIMITATION ON EXERCISABILITY
- ----------- ----------------------------

            Notwithstanding any other provision of this Agreement, the aggregate fair market value (determined at the time the Option is granted) of the shares of the Company's stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code) are exercisable for the first time by the Employee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) shall not exceed $100,000.


                                   ARTICLE IV

                               EXERCISE OF OPTION
                               ------------------

SECTION 4.1 PERSON ELIGIBLE TO EXERCISE
- ----------- ---------------------------

            During the lifetime of the Employee, only he may exercise the Option or any portion thereof, except for the exercisable portion of the Option which may be transferred pursuant to a qualified domestic relations order under
Section 5.2 hereof. After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under
Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Employee's will or under the then applicable laws of descent and distribution.

SECTION 4.2 PARTIAL EXERCISE
- ----------- ----------------

            Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than twenty-five (25) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

                                    6 of 11

SECTION 4.3 MANNER OF EXERCISE
- ----------- ------------------

            The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

            (a) Notice in writing signed by the Employee or the other person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee; and

            (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

                (ii) With the consent of the Committee, (A) shares of the Company's Common Stock owned by the Employee duly endorsed for transfer to the Company or (B) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Employee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b) of the Plan) on the date of Option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

                (iii) With the consent of the Committee, any combination of the consideration provided in the foregoing subparagraphs (i) and (ii); and

            (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Option or portion, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise such Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares;

            (d) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Employee duly endorsed for transfer or (ii) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock

                                    7 of 11
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issuable to the Employee upon exercise of the Option, valued in accordance with
Section 4.2(b) of the Plan at the date of Option exercise, may be used to make all or part of such payment; and

            (e) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

SECTION 4.4 CERTAIN TIMING REQUIREMENTS
- ----------- ---------------------------

            Shares of the Company's Common Stock issuable to the Employee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third (3rd) business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth (12th) business day following such date or (ii) pursuant to an irrevocable written election by the Employee to use shares of the Company's Common Stock issuable to the Employee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six (6) months prior to the payment of such Option price or withholding taxes.

SECTION 4.5 CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES
- ----------- --------------------------------------------

            The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

            (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

            (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

            (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

            (d) The payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

            (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

                                    8 of 11
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SECTION 4.6 RIGHTS AS SHAREHOLDER
- ----------- ---------------------

            The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.


                                   ARTICLE V

                                OTHER PROVISIONS
                                ----------------

SECTION 5.1 ADMINISTRATION
- ----------- --------------

            The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan and this Agreement.

SECTION 5.2 OPTION NOT TRANSFERABLE
- ----------- -----------------------

            Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code or Title I of the Employee Retirement Income Security Act, and the rules and regulations thereunder).

SECTION 5.3 SHARES TO BE RESERVED
- ----------- ---------------------

            The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

SECTION 5.4 NOTICES
- ----------- -------

            Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly

                                    9 of 11
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sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

SECTION 5.5 TITLES
- ----------- ------

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

SECTION 5.6 SHAREHOLDER APPROVAL
- ----------- --------------------

            The Plan will be submitted for approval by the Company's shareholders within twelve (12) months after the date the Plan was initially adopted by the Board. This Option may not be exercised to any extent by anyone prior to the time when the Plan is approved by the shareholders, and if such approval has not been obtained by the end of said twelve-month period, this Option shall thereupon be cancelled and become null and void. The Company shall take such actions as may be necessary to satisfy the requirements of Rule 16b-3(b).

SECTION 5.7 NOTIFICATION OF DISPOSITION
- ----------- ---------------------------

            The Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of stock acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the date of granting the Option with respect to such shares or (b) within one
(1) year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Employee in such disposition or other transfer.

SECTION 5.8 CONSTRUCTION
- ----------- ------------

            This Agreement shall be administered, interpreted and enforced under the laws of the State of California.

SECTION 5.9 CONFORMITY TO SECURITIES LAWS
- ----------- -----------------------------

            The Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Without limiting the generality of the foregoing, the Employee acknowledges that Rule 16b-3(c)(1) precludes shares of stock acquired upon exercise of an Option granted to an Officer or other person subject to Section 16b-3 from being sold or otherwise disposed of for a minimum of six months from the date the Option was granted.

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  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                 *  *  *  *  *

  THE ISSUANCE of the shares for this option is contingent on proper shareholder approval and no options may be exercised before this approval has been given.


                                   DATAMETRICS CORPORATION


                                   By
                                     ---------------------------
                                        President


                                   By
                                     ---------------------------
                                        Secretary


- ----------------------------
       Employee

- ----------------------------

- ----------------------------
       Address

Employee's Taxpayer Identification Number:
                                          ----------------------------

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